EXHIBIT 99.1

COLONIAL BANCGROUP ANNOUNCES

18% INCREASE IN EARNINGS PER SHARE

FOR THE FOURTH QUARTER

2005 COMPARED WITH 2004:

•	Strong Earnings Per Share of $0.40 for the fourth quarter, up 18%

•	Record Earnings Per Share for 2005 of $1.52, up 16% over 2004

•	Record Net Income of $229 million for 2005, up 32% over 2004

•	Net interest income increased 25% on increased volumes and expanded net interest margin – 9th consecutive quarter of increased margin

•	Strong organic average deposit growth of 16%

•	Solid organic period end loan growth of 10%

•	Continued outstanding credit quality – Nonperforming Assets Ratio of 0.21%; Net Charge-Offs of 0.14%

•	Florida deposits were over $9 billion at December 31, 2005, up 48% over 2004

MONTGOMERY, AL — The Colonial BancGroup, Inc. Chairman, CEO and President, Robert E. Lowder, announced today that the Company had record earnings for the year ended December 31, 2005 of $1.52 per diluted share, a 16% increase over the $1.31 recorded in 2004. Net income for the year was a record $229 million, a 32% increase over the $173 million recorded in 2004.

Net income for the fourth quarter of 2005 was $61.5 million compared to net income of $46.3 million for the fourth quarter of 2004, an increase of 33%. Diluted earnings per share were $0.40 in the fourth quarter of 2005 compared to $0.34 per share in the fourth quarter of 2004, an 18% increase.

“Our strong fourth quarter results cap an outstanding year for Colonial and its shareholders. Our total shareholder return was over 15% in 2005. Colonial has consistently outperformed its competition in both total shareholder return and earnings growth over the past two years. We are optimistic about our future and look forward to another great year,” said Lowder.

Colonial’s net interest income increased 25% over 2004 and increased 3%, annualized, compared to the third quarter of 2005. The net interest margin for 2005 was 3.75%, a 23 basis point improvement over 2004, and increased to 3.85% in the fourth quarter of 2005, a 7 basis point increase over the third quarter of 2005, representing the ninth consecutive quarter of net interest margin expansion.

Colonial’s average deposits, excluding acquisitions, branch sales and brokered deposits, grew by $1.7 billion, or 16% in 2005 compared to 2004. Average deposits, excluding branch sales and brokered deposits, grew $390 million, or 11% annualized, from the third quarter of 2005. Total deposits, excluding the impact of acquisitions, branch sales and brokered deposits, increased by $2.1 billion, or 18% from December 31, 2004. “The excellent deposit growth reflects the result of our strategy to reposition the bulk of our franchise in high growth markets. As an example, our Florida, Texas and Nevada branches posted greater than 20% internal growth in deposits for the year, ” said Mr. Lowder.

Loans, excluding mortgage warehouse loans, acquisitions and branch sales, grew $1.2 billion, or 10% from December 31, 2004 to December 31, 2005 and increased $285 million, or 8% annualized, from September 30, 2005 to December 31, 2005. Credit quality was excellent throughout 2005. Colonial’s nonperforming assets ratio was 0.21% at December 31, 2005 compared to 0.29% at December 31, 2004. Net charge-offs were 0.14% of average loans for 2005 and were an annualized 0.09% of average loans in the fourth quarter of 2005. The allowance for loan losses was 1.15% of total loans and represented 536% of nonperforming assets at December 31, 2005.

“Colonial continued to stick to what we do best—make loans to people we know in markets that we know and for purposes that we understand. We are very pleased with our loan growth especially considering the high level of payoffs we experienced throughout 2005 and the fact that we tightened our underwriting standards at the beginning of the year,” said Mr. Lowder.

Noninterest income for the fourth quarter of 2005, excluding gains or losses on securities, derivatives and branches, grew 15% over the fourth quarter of 2004 but was down $2.8 million from the third quarter of 2005. The increase over the fourth quarter of 2004 was primarily from mortgage warehouse lending fees of $6.5 million, whereas the decrease from the third quarter of 2005 was primarily from lower service charges on deposit accounts, revenues from financial planning services and mortgage banking revenues. On November 11, 2005, Colonial completed the sale of thirteen branches in northwest Alabama. These branches had approximately $375 million in deposits and $65 million in loans. Colonial recognized a gain of $27.4 million on the sale of those branches which was substantially offset by losses of $20 million related to the sale of $813 million in securities and $6.7 million of losses on the change in fair value of derivatives in the quarter. “We believe that the branch sales in the second and fourth quarters of 2005 completed our effort to exit slow or no-growth markets of our franchise. Colonial will continue to focus on building out branches in our high growth markets during 2006 to further the Company’s well executed growth market strategy. The sale of securities is part of our on-going effort to remove lower yielding assets from the balance sheet. We expect to replace those investments with securities having higher yields,” said Mr. Lowder.

The prior period results have been restated to reflect changes in the accounting treatment of certain derivatives and other items which are immaterial. Please refer to the Current Report filed on Form 8-K on January 5, 2006 for a more complete description of the restatement.

Colonial BancGroup operates 301 branches in Florida, Alabama, Georgia, Nevada and Texas with over $21 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

Colonial management will host a conference call on January 18, 2006 at 3:00 PM/ET to discuss the earnings results for the fourth quarter. Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation that will be available on the same date by visiting Colonial’s web site at www.colonialbank.com. The webcast will be hosted under “Conference Calls and Presentations” located under the “Investor Relations” section of the website. To participate in the Q&A session of the conference call dial (888) 289-0544 (Leader: Glenda Allred). A replay of the conference call will be available beginning at 6:00 PM/ET on January 18, 2006 and ending at midnight on January 25, 2006 by dialing (888) 203-1112 (Domestic Toll-Free) or (719) 457-0820 (Toll International). The passcode for the call is 8104567.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions, as they relate to BancGroup (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in these reports are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2006 and beyond;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;

•	economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

Statement of Condition Summary (Dollars in millions)	Dec 31, 2005	Restated Sept 30, 2005	Restated Dec 31, 2004	% Change Dec 31, ‘04 to ‘05
Total assets	$21,426	$21,117	$18,897	13%
Total loans, net:
Mortgage warehouse loans	484	527	1,115	-57%
All other loans	14,416	14,197	11,743	23%
Securities available for sale and investment securities	2,844	2,970	3,654	-22%
Non-time deposits	9,013	8,949	7,546	19%
Total deposits	15,483	15,270	11,864	31%
Shareholders’ equity	1,933	1,903	1,398	38%

	Twelve Months Ended			Three Months Ended
Earnings Summary (In thousands, except per share amounts)	Dec 31, 2005	Restated Dec 31, 2004	% Change Dec 31, ‘04 to ‘05	Dec 31, 2005	Restated Dec 31, 2004	% Change Dec 31, ‘04 to ‘05
Net Income:
Net interest income	$709,222	$567,248	25%	$186,563	$153,945	21%
Provision for loan losses	26,838	26,994	-1%	5,892	5,388	9%
Noninterest income excluding gains (losses) on securities, derivatives and branches	175,663	146,050	20%	43,573	37,836	15%
Security (losses)gains, net	(24,654)	7,544	-427%	(20,012)	127	-15857%
Change in fair value of derivatives	(12,053)	(393)	2967%	(6,671)	(1,119)	496%
Gain on sale of branches	37,020	—	—	27,412	—	—
Noninterest expense excluding net losses related to extinguishment of debt and merger related expenses	501,509	422,214	19%	132,107	113,907	16%
Merger related expenses	4,196	1,999	110%	374	65	475%
Net losses related to the early extinguishment of debt	9,550	7,436	28%	—	1,253	-100%
Net Income	$228,502	$172,877	32%	$61,507	$46,347	33%
EARNINGS PER SHARE:
Net Income
Basic	$1.53	$1.32	16%	$0.40	$0.35	14%
Diluted	$1.52	$1.31	16%	$0.40	$0.34	18%
Average shares outstanding	149,053	131,144		153,808	133,755
Average diluted shares outstanding	150,790	132,315		155,604	135,017
KEY RATIOS:
Net interest margin	3.75%	3.52%	7%	3.85%	3.58%	8%
Book value per share	$12.53	$10.45	20%	$12.53	$10.45	20%
Dividends paid per share	$0.6100	$0.5800	5%	$0.1525	$0.1450	5%

	Dec 31, 2005	Sept 30, 2005	Dec 31, 2004
Asset Quality
Allowance as a percent of net loans	1.15%	1.14%	1.16%
Total non-performing assets ratio	0.21%	0.24%	0.29%
Allowance as a percent of nonperforming assets	536%	468%	402%
Net charge-offs ratio:
Quarter to date (annualized)	0.09%	0.10%	0.12%
Year to date (annualized)	0.14%	0.15%	0.19%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

						Twelve Months Ended
Earnings Summary (Dollars in thousands, except per share amounts)	4th Qtr. 2005	Restated 3rd Qtr. 2005	Restated 2nd Qtr. 2005	Restated 1st Qtr. 2005	Restated 4th Qtr. 2004	Dec 31, 2005	Restated Dec 31, 2004
Net interest income	$186,563	$185,266	$174,435	$162,958	$153,945	$709,222	$567,248
Provision for loan loss	5,892	6,007	9,010	5,929	5,388	26,838	26,994
Noninterest income:
Service charges on deposit accounts	14,518	15,325	14,827	13,632	14,220	58,302	58,467
Financial planning services	2,590	3,600	3,129	3,892	3,233	13,211	13,370
Electronic banking	4,008	3,890	3,927	3,499	3,455	15,324	12,604
Mortgage banking	2,811	4,456	2,940	2,021	1,908	12,228	8,433
Mortgage warehouse fees	6,830	4,523	3,919	783	330	16,055	1,244
Securities gains(losses), net	(20,012)	—	(3,487)	(1,155)	127	(24,654)	7,544
Gain on sale of branches	27,412	—	9,608	—	—	37,020	—
Bank-owned life insurance	3,461	3,621	3,456	3,404	3,419	13,942	10,261
Net cash settlement of swaps	1,486	2,514	2,802	3,496	3,943	10,298	16,567
Change in fair value of derivatives	(6,671)	(7,072)	8,034	(6,344)	(1,119)	(12,053)	(393)
Other income (2)	7,869	8,469	11,442	8,523	7,328	36,303	25,104

Total noninterest income	44,302	39,326	60,597	31,751	36,844	175,976	153,201
Noninterest expense:
Salaries and employee benefits	66,616	70,204	64,905	60,988	57,603	262,713	218,095
Occupancy expense of bank premises, net	17,380	15,990	15,268	14,028	14,952	62,666	53,167
Furniture and equipment expense	11,686	11,456	10,723	9,714	9,700	43,579	38,300
Professional services	6,915	5,487	5,254	4,435	6,436	22,091	19,356
Amortization of intangibles	3,143	2,970	3,186	2,305	1,926	11,604	6,364
Advertising	3,714	3,591	2,694	2,228	1,982	12,227	8,477
Merger related expenses	374	613	2,071	1,138	65	4,196	1,999
Net losses related to the early extinguishment of debt	—	1,673	5,587	2,290	1,253	9,550	7,436
Other expense	22,653	21,980	22,294	19,702	21,308	86,629	78,455

Total noninterest expense	132,481	133,964	131,982	116,828	115,225	515,255	431,649
Income before tax	92,492	84,621	94,040	71,952	70,176	343,105	261,806
Income tax	30,985	28,145	31,709	23,764	23,829	114,603	88,929

Net Income	$61,507	$56,476	$62,331	$48,188	$46,347	$228,502	$172,877

Earnings per share - Diluted
Net Income	$0.40	$0.36	$0.41	$0.34	$0.34	$1.52	$1.31
Selected ratios
Return on average assets*	1.16%	1.05%	1.22%	1.00%	0.99%	1.10%	0.99%
Return on average equity*	12.75%	11.77%	14.07%	12.89%	13.36%	12.84%	13.45%
Efficiency ratio(1)	57.48%	57.02%	57.13%	56.53%	59.31%	57.06%	59.32%
Noninterest income(1)/ avg assets*	0.82%	0.86%	0.91%	0.81%	0.81%	0.85%	0.84%
Noninterest expense(1)/ avg assets*	2.51%	2.47%	2.46%	2.34%	2.45%	2.45%	2.43%
Net interest margin	3.85%	3.78%	3.72%	3.64%	3.58%	3.75%	3.52%
Equity to assets	9.02%	9.01%	9.17%	8.13%	7.40%
Tier one leverage	7.77%	7.26%	7.59%	7.38%	7.14%
Tangible capital ratio	6.03%	5.78%	5.96%	5.48%	5.43%

(1)	Noninterest income excludes gains(losses) on securities, derivatives and branches. Noninterest expense excludes net losses related to the early extinguishment of debt.

(2)	Other income includes nonrecurring gains on the sale of properties held for sale and certain other assets totaling $84,000, $2.8 million, $486,000 and $1.7 million in the 3rd quarter of 2005, the 2nd quarter of 2005, the 1st quarter of 2005 and the 4th quarter of 2004, respectively.

*	Annualized

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)

STATEMENTS OF CONDITION (Dollars in thousands)	Dec 31, 2005	Restated Sept 30, 2005	Restated June 30, 2005	Restated Mar 31, 2005	Restated Dec 31, 2004
Assets:
Cash and due from banks	$429,549	$425,121	$414,834	$414,831	$296,889
Interest-bearing deposits in banks, federal funds sold	69,042	110,407	113,087	142,723	85,988
Securities purchased under agreements to resell	589,902	607,409	575,267	385,937	221,491
Securities available for sale and investment securities	2,844,354	2,969,998	3,080,567	3,694,604	3,653,554
Loans held for sale	1,097,892	799,970	751,231	648,643	678,496
Total loans, net:
Mortgage warehouse loans	483,701	526,967	713,254	663,619	1,114,923
All other loans	14,416,163	14,196,682	13,864,136	12,759,922	11,742,888
Less: Allowance for loan losses	(171,051)	(168,324)	(166,050)	(153,634)	(148,802)

Loans, net	14,728,813	14,555,325	14,411,340	13,269,907	12,709,009
Premises and equipment, net	340,011	304,894	299,772	278,791	270,236
Intangible assets, net	682,499	723,425	716,903	560,522	394,140
Bank owned life insurance	345,842	342,380	338,820	335,353	315,739
Accrued interest and other assets	298,293	277,851	280,854	271,207	271,068

Total Assets	$21,426,197	$21,116,780	$20,982,675	$20,002,518	$18,896,610

Liabilities and Shareholders’ Equity:
Non-interest bearing transaction accounts	$3,167,875	$3,166,273	$3,114,321	$2,958,496	$2,468,529
Interest-bearing transaction accounts	5,845,068	5,782,269	5,772,340	5,308,417	5,077,509

Total non-time deposits	9,012,943	8,948,542	8,886,661	8,266,913	7,546,038
Time deposits	6,470,506	6,321,283	5,261,714	4,716,950	4,317,657

Total deposits	15,483,449	15,269,825	14,148,375	12,983,863	11,863,695
Short-term borrowings	1,542,796	1,659,174	3,083,688	3,009,567	3,258,935
Long-term debt	2,338,831	2,186,472	1,738,470	2,285,407	2,260,957
Other liabilities	128,430	98,454	87,279	98,111	114,732

Total liabilities	19,493,506	19,213,925	19,057,812	18,376,948	17,498,319
Total shareholders’ equity	1,932,691	1,902,855	1,924,863	1,625,570	1,398,291

Total Liabilities and Shareholders’ Equity	$21,426,197	$21,116,780	$20,982,675	$20,002,518	$18,896,610

Common Shares Issued	155,602,747	155,550,888	155,336,221	145,627,339	133,823,776
Common Shares Outstanding	154,242,820	154,190,961	155,336,221	145,627,339	133,823,776

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Three Months Ended
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	December 31, 2005			Restated September 30, 2005			Restated December 31, 2004
	Average Volume	Interest	Rate	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets:
All other loans, net of unearned income(2)	$14,211,949	$255,330	7.14%	$13,912,490	$238,123	6.80%	$11,578,356	$171,520	5.90%
Mortgage warehouse loans	496,270	7,476	5.98%	758,549	10,919	5.71%	1,093,012	12,323	4.49%
Loans held for sale(2)	928,366	14,233	6.08%	1,011,722	14,410	5.65%	656,665	7,986	4.86%
Investment securities and securities available for sale(2)	2,964,575	34,262	4.62%	3,035,280	34,589	4.56%	3,568,634	40,566	4.55%
Other interest-earning assets	697,129	9,966	5.67%	841,131	10,455	4.93%	271,535	2,145	3.14%

Total interest-earning assets(1)	19,298,289	$321,267	6.62%	19,559,172	$308,496	6.27%	17,168,202	$234,540	5.44%
Nonearning assets(2)	1,821,982			1,856,972			1,425,976

Total assets	$21,120,271			$21,416,144			$18,594,178

Liabilities and Shareholders’ Equity:
Interest-bearing non-time deposits	$5,836,014	$30,831	2.10%	$5,801,845	$25,747	1.76%	$5,051,770	$12,676	1.00%
Time deposits	6,330,422	59,682	3.74%	5,881,314	51,220	3.46%	4,177,959	28,897	2.75%
Short-term borrowings	1,614,719	14,592	3.59%	2,769,154	22,359	3.20%	3,122,132	14,389	1.83%
Long-term debt(2)	2,211,414	29,274	5.26%	1,834,780	23,546	5.10%	2,280,619	24,240	4.23%

Total interest-bearing liabilities	15,992,569	$134,379	3.33%	16,287,093	$122,872	2.99%	14,632,480	$80,202	2.18%
Noninterest-bearing demand deposits	3,077,220			3,102,800			2,448,341
Other liabilities(2)	136,284			122,674			133,607

Total liabilities	19,206,073			19,512,567			17,214,428
Shareholders’ equity	1,914,198			1,903,577			1,379,750

Total liabilities and shareholders’ equity	$21,120,271			$21,416,144			$18,594,178

Rate differential			3.29%			3.28%			3.26%

Net yield on interest-earning assets		$186,888	3.85%		$185,624	3.78%		$154,338	3.58%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(2)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

	Twelve Months Ended December 31,
AVERAGE VOLUME AND RATES (unaudited) (Dollars in thousands)	2005			Restated 2004
	Average Volume	Interest	Rate	Average Volume	Interest	Rate
Assets
All other loans, net of unearned income(2)	$13,411,323	$894,545	6.67%	$11,115,275	$625,455	5.63%
Mortgage warehouse loans	728,057	38,526	5.29%	1,033,238	42,749	4.14%
Loans held for sale(2)	823,177	46,247	5.62%	497,315	23,972	4.82%
Investment securities and securities available for sale(2)	3,400,782	155,829	4.58%	3,397,000	154,210	4.54%
Other interest-earning assets	580,172	28,363	4.89%	130,711	3,442	2.63%

Total interest-earning assets(1)	18,943,511	$1,163,510	6.14%	16,173,539	$849,828	5.25%
Nonearning assets(2)	1,738,799			1,260,032

Total assets	$20,682,310			$17,433,571

Liabilities and Shareholders’ Equity:
Interest bearing non-time deposits	$5,583,038	$90,635	1.62%	$4,639,949	$42,714	0.92%
Time deposits	5,443,983	182,898	3.36%	4,014,706	105,422	2.63%
Short-term borrowings	2,639,341	75,395	2.86%	2,906,035	38,303	1.32%
Long-term debt(2)	2,153,881	103,906	4.82%	2,264,698	94,331	4.17%

Total interest-bearing liabilities	15,820,243	$452,834	2.86%	13,825,388	$280,770	2.03%
Noninterest-bearing demand deposits	2,960,504			2,207,385
Other liabilities(2)	122,482			115,026

Total liabilities	18,903,229			16,147,799
Shareholders’ equity	1,779,081			1,285,772

Total liabilities and shareholders’ equity	$20,682,310			$17,433,571

Rate differential			3.28%			3.22%

Net yield on interest-earning assets		$710,676	3.75%		$569,058	3.52%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is: actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

(2)	Unrealized gains(losses) on available for sale securities and the adjustments for mark to market valuations on hedged assets and liabilities have been classified in either nonearning assets or other liabilities.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS (unaudited)

NONPERFORMING ASSETS (Dollars in thousands)	Dec 31, 2005	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004
Nonaccrual loans	$25,668	$28,814	$23,845	$28,996	$26,983
Restructured loans	155	164	173	182	191

Total nonperforming loans	25,823	28,978	24,018	29,178	27,174
Other real estate owned	6,108	5,747	4,245	8,229	9,865
Loans held for sale	—	1,225	1,225	1,262	—

Total nonperforming assets	$31,931	$35,950	$29,488	$38,669	$37,039

Aggregate loans contractually past due 90 days for which interest is being accrued	$10,283	$7,042	$6,720	$5,651	$8,096

Total charge-offs	$27,206	$22,714	$17,523	$10,529	$29,811
Total recoveries	(7,995)	(6,668)	(5,210)	(3,514)	(6,213)

Net charge-offs:
Year to date	$19,211	$16,046	$12,313	$7,015	$23,598
Quarter to date	$3,165	$3,733	$5,298	$7,015	$3,644

RATIOS
Period end:
Total nonperforming assets as a percent of net loans and other nonperforming assets	0.21%	0.24%	0.20%	0.29%	0.29%
Allowance as a percent of nonperforming assets	536%	468%	563%	397%	402%
Allowance as a percent of nonperforming loans	662%	581%	691%	527%	548%
Net charge-offs as a percent of average net loans:
Quarter to date (annualized)	0.09%	0.10%	0.15%	0.21%	0.12%
Year to date (annualized)	0.14%	0.15%	0.18%	0.21%	0.19%